UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 000-21915

Date of Report: August 8, 2006

COLDWATER CREEK INC.

(Exact name of registrant as specified in its charter)

DELAWARE	82-0419266
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ONE COLDWATER CREEK DRIVE, SANDPOINT, IDAHO 83864

(Address of principal executive offices)

(208) 263-2266

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

To assist investors in assessing the impact of Coldwater Creek Inc’s (the “Company”) accounting under its co-branded credit card program, provided below is certain information regarding marketing fees, sales discounts and expenses under the program through the first quarter of fiscal 2006. Certain of the information given below amends and supersedes the Company’s prior disclosures with respect to the program.

The activation of credit cards under the co-branded credit card program has resulted in the receipt of approximately $15.9 million in marketing fees since the program’s inception through the end of the first quarter of fiscal 2006. The Company defers these marketing fees and recognizes them as revenue in future periods over the expected term of its customer relationships. The following table shows the marketing fees received by channel for each fiscal period since the inception of the program (in thousands).

	Deferred Marketing Fees
Fiscal Period	Retail	Internet	Catalog	Total
Q1 2005	$—	$—	$—	$—
Q2 2005	974	570	144	1,688
Q3 2005	2,776	1,077	688	4,541
Q4 2005	3,609	1,673	800	6,082

Fiscal 2005	$7,359	$3,320	$1,632	$12,311
Q1 2006	2,704	758	84	3,546

Total	$10,063	$4,078	$1,716	$15,857

The following table provides actual and anticipated revenue recognition for the marketing fees received through the first quarter of fiscal 2006 (in thousands). Amounts shown for fiscal 2005 as well as the first quarter of fiscal 2006 are actual marketing fee revenues recognized during those periods. Amounts for all subsequent periods represent estimates of future recognition of these marketing fees. Because the amortization schedule involves the Company’s current estimates and assumptions of the expected lives of its customer credit card relationships, amounts shown for periods subsequent to the first quarter of fiscal 2006 are subject to change.

	Actual and Expected Amortization of Deferred Marketing Fees
Fiscal Period	Q1	Q2	Q3	Q4	Total
2005	$—	$389	$1,261	$2,121	$3,771
2006	1,885	1,099	925	862	4,771
2007	825	745	681	643	2,894
2008	617	563	518	491	2,189
2009	468	417	377	355	1,617
2010	315	209	82	9	615

Total					$15,857

The following table provides further detail of the actual marketing fee revenue recognized through the first quarter of fiscal 2006 by channel (in thousands).

	Amortization of Deferred Marketing Fees
Fiscal Period	Retail	Internet	Catalog	Total
Q2 2005	$222	$134	$33	$389
Q3 2005	774	301	186	1,261
Q4 2005	1,259	596	266	2,121

Fiscal 2005	$2,255	$1,031	$485	$3,771
Q1 2006	1,429	407	49	1,885

Total	$3,684	$1,438	$534	$5,656

To encourage customers to apply for and activate the co-branded credit card the Company provides a discount to customers on their first purchase made with the co-branded credit card. These discounts are netted against the sales price of the related merchandise. The following table contains a quarterly breakdown of these marketing sales discounts (in thousands).

	Marketing Sales Discounts
Fiscal Period	Retail Segment	Direct Segment	Total
Q1 2005	$—	$—	$—
Q2 2005	652	452	1,104
Q3 2005	2,205	1,213	3,418
Q4 2005	1,927	1,373	3,300

Fiscal 2005	$4,784	$3,038	$7,822
Q1 2006	1,377	443	1,820

Total	$6,161	$3,481	$9,642

In addition to marketing sales discounts the Company also incurs costs of printing and mailing customized catalogs to customers who have been pre-approved by the credit card issuer to receive a credit card offer. These costs are expensed as incurred as selling, general and administrative expenses. The following table contains a breakdown of these other marketing costs by quarter (in thousands).

Fiscal Period	Other Marketing Costs
Q1 2005	$—
Q2 2005	77
Q3 2005	335
Q4 2005	489

Fiscal 2005	$901
Q1 2006	284

Total	$1,185

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLDWATER CREEK INC.

Date: August 8, 2006	/s/ Melvin Dick
Melvin Dick Executive Vice President, Chief Financial Officer